Filed Pursuant to Rule 424(b)(3)
File Number 333-137434

PROSPECTUS SUPPLEMENT NO. 4

Prospectus Supplement dated August 17, 2007
to Prospectus declared
effective on November 9, 2006
(Registration No. 333-137434)

MIGO SOFTWARE, INC.

This Prospectus Supplement No. 4 supplements our Prospectus dated November 9, 2006 as previously supplemented by Prospectus Supplements Nos. 1, 2 and 3 dated March 7, 2007, March 28, 2007 and May 14, 2007.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 4 together with the Prospectus and Prospectus Supplements Nos. 1, 2 and 3 referenced above.

This Prospectus Supplement includes the attached filings of Migo Software, Inc.: Current Report on Form 8-K filed on June 12, 2007 with the Securities and Exchange Commission, the disclosure under Item 5.02 of the Current Report on Form 8-K filed on July 10, 2007, with the Securities and Exchange Commission, Amendment to Current Report on Form 8-K filed on August 13, 2007, with the Securities and Exchange Commission and Quarterly Report on Form 10-QSB filed on August 14, 2007.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol “MIGO”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 17, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

Migo Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form
Item 1.01 Entry into a Material Definitive Agreement.
On June 6, 2007, Migo Software, Inc. (the "Company") entered into a Registration Rights Agreement with the stockholders of MacroPort, Inc. in connection with the Company’s acquisition of MacroPort by its merger (the "Merger") into a wholly-owned subsidiary of the Company as described in Item 2.01 below. Under the Registration Rights Agreement, the Company has agreed to register the shares issued to the MacroPort stockholders, including the common stock issued at the closing, the common stock that may be acquired upon conversion of the preferred stock issued at the closing and any additional shares that may be issued as part of the incentive earn out payments based on MacroPort revenues during the 12-month period following the closing. The Registration Rights Agreement also provides the MacroPort stockholders with certain demand and piggyback registration rights.

Also in connection with the Merger, the Company and the stockholders of MacroPort entered into a Stock Pledge Agreement under which 500,000 shares of Series B Senior Convertible Preferred Stock and 2,500,000 shares of Common Stock are pledged to the Company to secure the stockholders’ obligation to return $1,000,000 of consideration if the Company does not realize a certain minimum dollar amount of revenues from the MacroPort business in the 12-month period following the acquisition.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 6, 2007, the Company completed its acquisition of MacroPort, Inc. ("MacroPort") pursuant to the Agreement and Plan of Merger described in the Company’s Form 8-K filed with the Commission on May 25, 2007. In connection with the Merger, the Company will issue to the MacroPort stockholders a total of 2,500,000 shares of Series B Senior Convertible Preferred Stock (initially convertible into 12,500,000 shares of Common Stock) and a total of 10,000,000 shares of Common Stock. The 22,500,000 shares of Common Stock equivalents received by the MacroPort stockholders will represent approximately 15.5% of the Company’s stock. The Company has also agreed to pay to the MacroPort stockholders up to $3,000,000 of incentive payments depending on the revenues from the MacroPort business in the 12-month period following the acquisition. The Company has the right to make such incentive payments in cash or Company Common Stock except that no more than $1,000,000 of incentive payments may be paid in cash.

The terms of the acquisition were the result of arm’s-length negotiations with MacroPort.

The Company will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this current report on Form 8-K is filed with the Commission.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

The issuance of shares of the Company common stock in consideration for the acquisition are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act. Each stockholder of MacroPort who received the Company’s stock represented that the securities were acquired for investment purposes only and without a view to distribution.

Item 3.03 Material Modifications to Rights of Security Holders.
As part of the Merger, the Company filed a Certificate of Designations, Preferences and Rights of the Series B Senior Convertible Preferred Stock (the "Certificate of Designations"). The Certificate of Designations impacts the rights of the Company’s Common Stock in that the holders of the Series B Senior Convertible Preferred Stock will be entitled to $1.00 per share upon liquidation or a consolidation, merger or sale of assets transaction after which the holders of the capital stock of the Company prior to the transaction own less than a majority of the stock after the transaction, which amount will be paid in preference to any distributions to the holders of the Common Stock. The Series B Senior Convertible Preferred Stock will vote and share in dividends along with the holders of the Common Stock on an as-converted basis. The Series B Senior Convertible Preferred Stock is initially convertible into Common Stock on the basis of five shares of Common Stock for each one share of Series B Senior Convertible Preferred Stock. Beginning in August 2007, the Company has the right to force conversion if the trading price of the Company’s Common Stock exceeds $0.45 per share for ten consecutive trading days.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company amended its Certificate of Incorporation in connection with the Merger by filing the Certificate of Designations referred to in Item 3.03 above. The Certificate of Designations became effective upon the issuance of Series B Senior Convertible Preferred Stock as of June 6, 2007, in connection with the Merger.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired - To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(b) Pro forma financial information – To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(c) Not applicable

(d) Exhibits

Exhibit No. Description of Document

3.1 Certificate of Designations, Preferences and Rights of Series B
Senior Convertible Preferred Stock

Top of the Form
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Migo Software, Inc.

June 12, 2007	By:	/s/Richard Liebman

Name: Richard Liebman
Title: Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

Migo Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Twin Dolphin Drive, Suite 650
Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 232-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of July 3, 2007, the Board of Directors of Migo Software, Inc. (the “Company”) has selected Carmelo J. Santoro to fill a newly created vacancy on the Board and has designated him to serve on the Compensation Committee of the Board. Mr. Santoro was designated to serve on the Board after consultation with the stockholders of MacroPort, Inc. pursuant to the terms of the Agreement and Plan of Merger entered into between the Company and MacroPort on May 23, 2007. Mr. Santoro has not been a party to, nor has he had a material interest in, any transaction with the Company nor is there any currently proposed transaction.

Also, as of July 9, 2007, the Board of Directors of the Company elected Robert Halligan to serve as the Company’s chief operating officer. Mr. Halligan joined the Company in December 2006 and has served as the Company’s Senior Vice President, Sales and Marketing prior to this time. Prior to joining the Company, Mr. Halligan served as vice president of global marketing for Sonic Solutions beginning in July 2003, a digital media software company, focused on product and channel strategies, specifically working to align Sonic’s distribution around a fully coordinated multi-channel strategy centered on upgrading the company’s substantial OEM installed base. Beginning in July 1998, he occupied the position of senior vice president of Worldwide Marketing for The Learning Company/Broderbund Software, where he was responsible for developing business strategies, marketing requirements and company-wide execution for all corporate, brand and channel marketing.  During the course of his career, he has held management positions with companies such as Palladium Software, IMSI, and Symantec Corporation.  Mr. Halligan graduated with a BA from St Mary’s College of California.

Section 7 Regulation FD

Item 7.01 Regulation FD.

Migo Software, Inc. (the “Company”) has indicated that it expects to report revenues in excess of $1 million for second quarter 2007.

In addition, the Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. The Exhibit contains certain information about the Company, its financial and operating results and competitive position. This information is being presented at meetings with investors or is otherwise being made available to interested parties.

The information in this Current Report on Form 8-K, including the information set forth in the Exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, information contained in this Form 8-K that does not constitute historical facts are forward-looking statements. These statements include statements that refer to Migo Software’s second quarter revenues, projected revenues, target revenue mix, 2007, 2008 and 2009 target units, registrations, direct sales, unique web visits, web sales and upgrade sales; other plans, prospects, expectations, strategies, intentions, hopes and beliefs; and the expected benefits of the use of Migo Software products. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: availability of sufficient capital, commercialization and technological difficulties; timely product and technology development/upgrades and the ability to manage changes in market conditions as needed; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company's and its customers' products and markets; development, release and sales of new products by strategic suppliers and customers; the ability to successfully combine the operations and products of the Company with the businesses of StompSoft and MacroPort recently acquired; reliance on third parties; and development and growth of anticipated markets for the Company's and its customers' products. Any forward-looking statements are based on information available to the Company today, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	MIGO SOFTWARE, INC.

	By:	/s/ Richard Liebman
Name: Richard Liebman
Title: Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2007

MIGO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

555 Twin Dolphin Drive, Suite 650
Redwood City, California 94065
(Address of principal executive offices, Zip code)

650-232-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Migo Software, Inc. (“Migo”) on June 12, 2007 (the Initial 8-K). Amendment No. 1 is being filed to include the financial information required under Item 9.01.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01    Completion of Acquisition or Disposition of Assets

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on June 12, 2007, Migo Software, Inc. (“Migo”) completed its acquisition of MacroPort, Inc. (“MacroPort”) pursuant to the Agreement and Plan of Merger described in the Company’s Form 8-K filed with the Commission on May 25, 2007. In connection with the Merger, the Company issued to the MacroPort stockholders a total of 2,500,000 shares of Series B Senior Convertible Preferred Stock (initially convertible into 12,500,000 shares of Common Stock) and a total of 10,000,000 shares of Common Stock. The 22,500,000 shares of Common Stock equivalents received by the MacroPort stockholders represent approximately 15.5% of the Company’s stock. The Company has also agreed to pay to the MacroPort stockholders up to $3,000,000 of incentive payments depending on the revenues from the MacroPort business in the 12-month period following the acquisition. The Company has the right to make such incentive payments in cash or Company Common Stock except that no more than $1,000,000 of incentive payments may be paid in cash.

The terms of the acquisition were the result of arm’s-length negotiations with MacroPort.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a)	Financial statements of business acquired

The interim unaudited financial statements of MacroPort as of and for the three months ended March 31, 2007 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by this reference. The audited financial statements of MacroPort as of and for the years ended December 31, 2006 and 2005 are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by this reference.

(b)	Pro forma financial information

The pro forma financial information with respect to the transaction described in Item 2.01 is filed as Exhibit 99.3 to this Amendment No. 1 and incorporated herein by this reference.

(d)	Exhibits

99.1	MacroPort’s historical interim unaudited financial statements as of and for the three months ended March 31, 2007 and 2006
99.2	MacroPort’s historical audited financial statements as of and for the years ended December 31, 2006 and 2005
99.3	Unaudited pro forma condensed combined financial statements

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Amendment No. 1 to current report to be signed on its behalf by the undersigned thereunto duly authorized.

Migo Software, Inc.

Date: August 13, 2007	By:	/s/ Richard Liebman
Richard Liebman
Chief Financial Officer

3

EXHIBIT 99.1 - MACROPORT, INC’S HISTORICAL INTERIM UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007

 F-1

MACROPORT, INC.
BALANCE SHEET
MARCH 31, 2007
(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$12,201
Trade receivables	62,424
Inventories	2,061
Prepaid expenses and other current assets	4,125
Total current assets	80,811

Fixed assets, net	8,443
Total assets	$89,254

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Trade payables and accrued expenses	$126,700
Accrued compensation expenses	34,626
Total current liabilities	161,326

Commitments and contingencies (Note 6)

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at March 31, 2007; liquidation value of $1,442,500 at March 31, 2007	1,391,190

Stockholders' deficit:
Common stock $0.0001 par value, 20,000,000 authorized, 4,499,998 shares issued and outstanding at March 31, 2007	450
Additional paid-in capital	183,566
Accumulated deficit	(1,647,278)
Total stockholders' deficit	(1,463,262)
Total liabilities and stockholders’ deficit	$89,254

The accompanying notes are an integral part of these financial statements.

F-2

MACROPORT, INC.
STATEMENTS OF OPERATIONS
For the three months ended March 31, 2007 and 2006
(unaudited)

	Three Months Ended March 31,
	2007	2006

Net sales	$190,775	$115,619

Cost of sales	69,056	78,909

Gross profit	121,719	36,710

Operating expenses:
Selling and marketing	50,475	71,635
General and administrative	28,897	77,573
Research and development	133,487	83,720
Total operating expenses	212,859	232,928

Operating loss	(91,140)	(196,218)

Other income (expense):
Interest income	83	3,972
Interest expense	(347)	(68)
Total other income (expense)	(264)	3,644

Net loss before income taxes	(91,404)	(192,314)
Provision for income taxes	-	-

Net loss	$(91,404)	$(192,314)

The accompanying notes are an integral part of these financial statements.

F-3

MACROPORT, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
(unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2006	4,499.998	$450	$167,205	$(1,555,874)	$(1,388,219)
Stock-based compensation expense	-	-	16,361	-	16,361
Net loss	-	-	-	(91,404)	(91,404)
Balances at March 31, 2007	4,499.998	$450	$183,566	$(1,647,278)	$(1,463,262)

The accompanying notes are an integral part of these financial statements.

F-4

MACROPORT, INC.
STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2007 and 2006
(unaudited)

	Three Months Ended March 31,
	2007	2006

Operating activities
Net loss	$(91,404)	$(192,314)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	1,593	1,385
Non-cash compensation expense	16,361	-
Changes in operating assets and liabilities:
Trade receivables	(31,492)	26,826
Inventories	-	(23,282)
Prepaid expenses and other current assets	8,587	(4,299)
Trade payables and accrued expenses	8,633	31,302
Accrued compensation expenses	15,831	14,758
Cash used by operating activities	(71,891)	(145,624)

Investing activities - purchase of equipment	-	(4,583)

Financing activities	-	-

Increase (decrease) in cash and cash equivalents	(71,891)	(150,207)

Cash and cash equivalents at beginning of year	84,092	844,222

Cash and cash equivalents at end of year	$12,201	$694,015

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$347	$68
Income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

F-5

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

Note 1 - Organization and Basis of Presentation

Organization

MacroPort, Inc. ("MacroPort" or "Company") is a mobile media technology company focused on the design, development and commercialization of new technologies, methods and techniques to bring mobile content to the market. The Company is at the forefront of simplifying access and usability to sophisticated wireless content such as multimedia, video and much more. MacroPort is also the first company to offer mobile technology software solutions that enable ease-of-use advanced mobile features and functions.

MacroPort, based in Mountain View, California, was incorporated in California in 2001 to provide mobile technology software and content services. The Company currently offers mobile content services, including, but not limited to, mobile strategy, memory card procurement, memory card burning and production, packaging, printing, and retail distribution. Additionally, the Company offers application development services.

The Company’s business model was developed around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”) including operating system developers, mobile operators, device manufacturers and content publishers.

Basis of Presentation

The accompanying unaudited financial statements of MacroPort have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.  Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. The results of operations for the period ended March 31, 2007 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2007. The interim financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005 included in this Form 8-K at Exhibit 99.2.

Note 2 - Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. MacroPort adopted FIN 48 on January 1, 2007. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

F-6

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

Note 3 - Concentration of Credit Risk and Major Customers

A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of sales derived from significant customers during the three months ended March 31, 2007 is as follows:

Customer A	45%
Customer B	33

Trade receivables from these customers totaled $34,424 at March 31, 2007. As of March 31, 2007, all the Company's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

Note 4 - Employee Equity Incentive Plans

General

The Company’s share based awards are long-term retention plans that are intended to attract, retain and provide incentives for talented employees. The Company believes its share based awards are critical to its operation and productivity. The employee share based award plans allow the Company to grant, on a discretionary basis, incentive stock options, non-qualified stock options and restricted stock.

Prior to January 1, 2006, MacroPort accounted for its employee equity incentive plans, including stock options and restricted common stock, following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense, equal to the difference between the total exercise price and the total fair market value - for stock options and restricted common stock granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the statement of operations. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R).

Stock Options

The Company is authorized to issue 900,000 options to purchase common shares to employees, directors and consultants under a stock option plan adopted in 2006 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of both incentive stock options (“ISO”) and nonstatutory stock options (“NSO”). NSOs may be granted to employees, directors or consultants, while ISOs may be granted only to employees. Options granted vest over a maximum period of four years and expire ten years from the date of grant. In general, most ISOs and NSOs vest 25% on the first anniversary of the date of grant and monthly thereafter.

Restricted Common Stock

During September 2005, the Company granted 100,000 shares of restricted common stock to a key employee. Nonvested shares (restricted common stock) are shares that are restricted because the agreed-upon consideration, such as employee services or performance condition, has not yet been received or achieved. Restricted common stock cannot be sold. The restriction on sale of restricted common stock is due to the forfeitability of the shares if specified events occur (or do not occur). See Note 5.

Non-Cash Compensation Expense

F-7

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted common stock included in the statements of operations for the three months ended March 31, 2007:

Selling and marketing	$5,618
General and administrative	2,811
Research and development	7,932
Total	$16,361

The weighted average assumptions used to value the option grants during the three months ended March 31, 2007 are as follows:

Weighted average estimated values per share	$0.44
Expected life in years	4.0
Expected volatility	99%
Expected dividend yield	0%
Risk free interest rate	5.5%

Future Non-Cash Compensation Expense

At March 31, 2007, the unvested stock options compensation expense is expected to be recognized over a weighted-average period of approximately 2.8 years. The unvested restricted common stock compensation expense is expected to be recognized over a weighted-average period of approximately 1.4 years. Estimated future stock-based compensation expense to be charged to operations is as follows:

Year Ended March 31,	Restricted Stock Compensation Expense	Stock Option Compensation Expense	Total

2008	$16,852	$48,592	$65,444
2009	7,022	46,416	53,438
2010	-	20,613	20,613
2011	-	10,307	10,307
Total estimated future non- cash compensation expense	$23,874	$125,928	$149,802

Stock Option Activity and Outstanding

The following summarizes activity related to the Company’s stock options:

	Options	Weighted-Average Exercise Price

Outstanding at December 31, 2006	334,000	$0.25
Granted	50,000	0.25
Exercised	-	-
Cancelled	-	-
Outstanding at March 31, 2007	384,000	$0.25

F-8

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

At March 31, 2007, the Company had vested options totaling 161,597 shares with a weighted-average exercise price of $0.25.

At March 31, 2007, options to purchase 516,000 common shares were available for grant under the Stock Incentive Plan.

At March 31, 2007, the options outstanding had a weighted-average exercise life of 9.2 years.

Note 5 - Equity

Equity Transactions

The Company had no equity transactions during the three months ended March 31, 2007.

Restricted Common Stock

During September 2005, as part of an employee offer, the Company granted 100,000 shares of restricted common stock at $0.05 per share. One third of the shares vested May 27, 2006. The remaining shares vest ratably each month over the subsequent two years. As of March 31, 2007, 50,002 shares remained unvested. See Note 4.

Note 6 - Commitments and Contingencies

Operating Leases

The Company is committed under a non-cancelable operating lease for its facility, which extended through April, 2007. Future minimum rental commitments as of March 31, 2007 are as follows:

Year Ending March 31,	Future Minimum Lease Payments
2008	$4,150
Thereafter	-
Total	$4,150

Subsequent to April 2007, the Company leases its facility under a month-to-month lease.

Litigation, Claims and Assessments

The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Note 7 - Segment and Geographic Information

Segment Information

MacroPort operates in one segment, the design, development and commercialization of mobile media technology, as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”).

Geographic Information

During the three months ended March 31, 2007, all of MacroPort’s net sales were generated in the U.S., as determined by the final destination of the product.

F-9

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

As of March 31, 2007 all of MacroPort’s identifiable assets were located in the U.S.

Note 8 - Subsequent Events

Acquisition of the Company

On June 6, 2007, the Company was acquired by Migo Software, Inc.

Cancellation of Series A Stock Warrants

As a result of the aforementioned change in control of MacroPort, all Series A Stock warrants (275,000) were cancelled.

F-10

EXHIBIT 99.2 - MACROPORT’S HISTORICAL AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MacroPort, Inc.

We have audited the accompanying balance sheets of MacroPort, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MacroPort, Inc. as of December 31, 2006 and 2005, and the results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

Hein and Associates, LLP
Irvine, CA

August 9, 2007

MACROPORT, INC.
BALANCE SHEETS

	December 31,
	2006	2005

ASSETS

Current assets:
Cash and cash equivalents	$84,092	$844,222
Trade receivables	30,932	41,440
Inventories	2,061	5,480
Prepaid expenses and other current assets	12,712	11,273
Total current assets	129,797	902,415

Fixed assets, net	10,036	11,650
Total assets	$139,833	$914,065

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Trade payables and accrued expenses	$118,067	$32,600
Accrued compensation expenses	18,795	-
Total current liabilities	136,862	32,600

Commitments and contingencies (Note 7)

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at December 31, 2006 and 2005; liquidation value of $1,442,500 at December 31, 2006 and 2005	1,391,190	1,394,283

Stockholders' deficit:
Common stock $0.0001 par value, 20,000,000 authorized, 4,499,998 shares issued and outstanding at December 31, 2006 and 2005	450	450
Additional paid-in capital	167,205	120,167
Accumulated deficit	(1,555,874)	(633,435)
Total stockholders' deficit	(1,388,219)	(512,818)
Total liabilities and stockholders’ deficit	$139,833	$914,065

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005

Net sales	$527,354	$120,022

Cost of sales	334,221	75,621

Gross profit	193,133	44,401

Operating expenses:
Selling and marketing	260,104	169,135
General and administrative	371,016	191,562
Research and development	506,272	238,807
Total operating expenses	1,137,392	599,504

Operating loss	(944,259)	(555,103)

Other income (expense):
Interest income	23,245	6,549
Interest expense	(625)	(143)
Total other income (expense)	22,620	6,406

Net loss before income taxes	(921,639)	(548,697)
Provision for income taxes	800	800

Net loss	$(922,439)	$(549,497)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2004	4,399,998	$350	$109,650	$(83,938)	$26,062
Issuance of restricted common stock for cash	100,000	100	4,900	-	5,000
Stock-based compensation expense	-	-	5,617	-	5,617
Net loss	-	-	-	(549,497)	(549,497)
Balances at December 31, 2005	4,499,998	$450	$120,167	$(633,435)	$(512,818)
Stock-based compensation expense	-	-	47,038	-	47,038
Net loss	-	-	-	(922,439)	(922,439)
Balances at December 31, 2006	4,499.998	$450	$167,205	$(1,555,874)	$(1,388,219)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2006	2005

Operating activities
Net loss	$(922,439)	$(549,497)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	5,388	3,686
Related-party loan forgiveness in exchange for consulting services	-	26,111
Non-cash compensation expense	47,038	5,617
Changes in operating assets and liabilities:
Trade receivables	10,508	(34,840)
Inventories	3,419	(3,455)
Prepaid expenses and other current assets	(1,439)	(11,273)
Trade payables and accrued expenses	85,467	13,600
Accrued compensation expenses	18,795	(3,563)
Cash used by operating activities	(753,263)	(553,614)

Investing activities
Capital expenditures	(3,774)	(15,336)
Cash used by investing activities	(3,774)	(15,336)

Financing activities
Net proceeds (costs) from the issuance of preferred stock	(3,093)	1,394,283
Net proceeds from related-party notes receivable	-	13,889
Issuance of restricted common stock for cash	-	5,000
Cash provided (used) by financing activities	(3,093)	1,413,172

Increase (decrease) in cash and cash equivalents	(760,130)	844,222

Cash and cash equivalents at beginning of year	844,222	-

Cash and cash equivalents at end of year	$84,092	$844,222

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$625	$315
Income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1 - Organization and Significant Accounting Policies

Organization

MacroPort, Inc. ("MacroPort" or "Company") is a mobile media technology company focused on the design, development and commercialization of new technologies, methods and techniques to bring mobile content to the market. The Company is at the forefront of simplifying access and usability to sophisticated wireless content such as multimedia, video and much more. MacroPort is also the first company to offer mobile technology software solutions that enable ease-of-use advanced mobile features and functions.

MacroPort, based in Mountain View, California, was incorporated in California in 2001 to provide mobile technology software and content services. The Company currently offers mobile content services, including, but not limited to, mobile strategy, memory card procurement, memory card burning and production, packaging, printing, and retail distribution. Additionally, the Company offers application development services.

The Company’s business model was developed around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”) including operating system developers, mobile operators, device manufacturers and content publishers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Reverse Stock Split

On February 25, 2005, the Company effected a reverse stock split of its common stock at a ratio of 22:1. All prior share amounts have been restated to reflect the reverse stock split.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments. Highly liquid investments include debt securities with remaining maturities when acquired of three months or less when acquired. They are stated at cost, which approximates market value.

Fair value of Financial Instruments

The carrying value of cash and cash equivalents, trade receivables and payables, prepaid expenses and other current assets, other payables and accruals approximates fair value due to the short period of time to maturity.

Concentration of Credit Risk and Major Customers

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and trade receivables.

Cash and Cash Equivalents. The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2006 and 2005, the Company had balances of approximately $3,270 and $759,073, respectively, which were not guaranteed by FDIC. The Company has not experienced any losses in such accounts and believes the exposure is minimal.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Major Customers and Trade Receivables. A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of sales derived from significant customers is as follows:

	Year Ended December 31,
	2006	2005
Customer A	34%	98%
Customer B	30%	-
Customer C	10%	-

Trade receivables from these customers totaled $30,932 and $41,440 at December 31, 2006 and 2005, respectively. As of December 31, 2006 and 2005, all the Company's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

Inventories

Inventories consist of memory cards and flash cards, which are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Although the Company periodically analyzes its inventory for obsolete, slow-moving or defective items, the Company has not identified any such obsolete, slow-moving or defective inventory to date.

Fixed Assets

Fixed assets, stated at cost, are depreciated over the estimated useful lives of the assets using the straight-line method over three years. Significant improvements and betterments are capitalized. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the statement of operations based on the net disposal proceeds less the carrying amount of the assets.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the assets’ carrying value to the assets’ present value of the expected future cash flows. The Company has not identified any such impairment losses to date.

Preferred Stock Accounting Treatment

As of December 31, 2006 and 2005, pursuant to the Emerging Issues Task Force (“EITF”) EITF 00-19, Accounting for Derivative Financial Instruments (“EITF 00-19”), and EITF Topic D-98, Classification and Measurement of Redeemable Securities (“Topic D-98”), the Company’s Series A convertible preferred stock (“Series A Stock”) was reported as temporary equity, as a result of the stock being conditionally redeemable at the holder’s option.

Revenue Recognition and Allowance for Doubtful Accounts and Returns Allowances

Revenue Recognition. MacroPort generates revenues by (i) product sales including the sale of programmed memory cards and flash cards and (ii) licensed software. MacroPort recognizes revenue associated with product sales when the product is shipped and the risks and rewards of ownership have transferred to the customer. Shipping charges billed to customers are included in net sales and the related shipping costs are included in cost of sales. All internal handling charges are included with selling and marketing expenses.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company recognizes licensed software revenue in accordance with GAAP, principally:

•	Statement of Position (“SOP”) 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants (“AICPA”) and interpretations;
•	AICPA SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions;” and
•	Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, issued by the United States Securities and Exchange Commission as amended by SAB No. 104.

The Company enters into contractual arrangements with end-users of its products to license its software. For each arrangement, revenues are recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, delivery of the product has occurred, and no other significant obligations remain on the part of the Company.

Allowance for doubtful accounts and return allowances. The Company presents trade receivables, net of allowances for doubtful accounts and returns, to ensure trade receivable are not overstated due to uncollectibility. Allowances, when required, are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company’s customer base. The Company reviews a customer’s credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. There was no allowance for doubtful accounts at December 31, 2006 or 2005, as management believes all of its trade receivables are collectible.

Research and Development Expenses

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and were immaterial for both periods presented.

Employee Equity Incentive Programs

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes the Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective application method. Under this transition method, compensation expense recognized for the year December 31, 2006, includes the applicable amounts of: (a) compensation expense of all stock-based payments granted prior to, but not yet vested as of January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and APB 25), and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS 123(R)). Results for periods prior to January 1, 2006, have not been restated. See Note 3.

Income Taxes

The Company accounts for income taxes under the liability method of accounting for income taxes in accordance with the provisions of SFAS 109, Accounting for Income Taxes, (“SFAS 109”). Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, a replacement of APB Opinion 20 and FASB Statement 3, (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income (loss) of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. MacroPort adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position will more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company does not expect there to be any significant impact of adopting FIN 48 on its financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years’ financial statements. The Company applied the provisions of SAB 108 to its annual financial statements for the year ending December 31, 2006 included herein. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 2 - Related-Party Transactions

The Company made interest-free loans to several shareholders that totaled $40,000. During the year ended December 31, 2005, $13,889 in cash was repaid to the Company. Shareholders paid back the remaining $26,111 by providing consulting services to the Company. As such, the Company recorded the $26,111 loan repayment as a general and administrative expense included on the statement of operations during the year ended December 31, 2005.

Note 3 - Employee Equity Incentive Plans

General

The Company’s share based awards are long-term retention plans that are intended to attract, retain and provide incentives for talented employees. The Company believes its share based awards are critical to its operation and productivity. The employee share based award plans allow the Company to grant, on a discretionary basis, incentive stock options, non-qualified stock options and restricted stock.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Prior to January 1, 2006, MacroPort accounted for its employee equity incentive plans, including stock options and restricted common stock, following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense, equal to the difference between the total exercise price and the total fair market value - for stock options and restricted common stock granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the statement of operations. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R). See Note 1.

Stock Options

The Company is authorized to issue 900,000 options to purchase common shares to employees, directors and consultants under a stock option plan adopted in 2006 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of both incentive stock options (“ISO”) and nonstatutory stock options (“NSO”). NSOs may be granted to employees, directors or consultants, while ISOs may be granted only to employees. Options granted vest over a maximum period of four years and expire ten years from the date of grant. In general, most ISOs and NSOs vest 25% on the first anniversary of the date of grant and monthly thereafter.

Restricted Common Stock

During September 2005, the Company granted 100,000 shares of restricted common stock to a key employee. Nonvested shares (restricted common stock) are shares that are restricted because the agreed-upon consideration, such as employee services or performance condition, has not yet been received or achieved. Restricted common stock cannot be sold. The restriction on sale of restricted common stock is due to the forfeitability of the shares if specified events occur (or do not occur). See Note 5.

Non-Cash Compensation Expense

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted common stock included in the statements of operations:

	Year Ended December 31,
	2006	2005
Selling and marketing	$16,852	$5,617
General and administrative	5,622	-
Research and development	24,564	-
Total	$47,038	$5,617

The weighted average assumptions used to value the option grants are as follows. As there were no options granted for the year ended December 31, 2005, no data is provided for stock option plans with respect to the weighted average assumptions used to value the option grants and the stock purchase plan rights.

Year Ended December 31,
2006
Weighted average estimated values per share	$0.44
Expected life in years	4.0
Expected volatility	99%
Expected dividend yield	0%
Risk free interest rate	5.5%

Future Non-Cash Compensation Expense

At December 31, 2006, the unvested stock options compensation expense is expected to be recognized over a weighted-average period of approximately 2.8 years. The unvested restricted common stock compensation expense is expected to be recognized over a weighted-average period of approximately 1.7 years. Estimated future stock-based compensation expense to be charged to operations is as follows:

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Year Ended December 31,	Restricted Stock Compensation Expense	Stock Option Compensation Expense	Total

2007	$16,852	$42,970	$59,822
2008	11,243	42,970	54,213
2009	-	19,810	19,810
2010	-	9,838	9,838
Total estimated future non- cash compensation expense	$28,095	$115,558	$143,683

Stock Option Activity and Outstanding

The following summarizes activity related to the Company’s stock options:

	Options	Weighted-Average Exercise Price

Outstanding at December 31, 2005	-	$-
Granted	334,000	0.25
Exercised	-	-
Cancelled	-	-
Outstanding at December 31, 2006	334,000	$0.25

At December 31, 2006, the Company had vested options totaling 136,889 shares with a weighted-average exercise price of $0.25.

At December 31, 2006, options to purchase 566,000 common shares were available for grant under the Stock Incentive Plan.

At December 31, 2006, the options outstanding had a weighted-average exercise life of 9.4 years.

Note 4 - Fixed Assets

Fixed assets are summarized as follows:

	December 31,
	2006	2005
Computer equipment and peripheral software	$19,110	$15,336
Less: accumulated depreciation	(9,074)	(3,686)
	$10,036	$11,650

Fixed asset depreciation expense totaled $5,388 and $3,686 for the years ended December 31, 2006 and 2005, respectively.

Note 5 - Equity

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Restricted Common Stock

During September 2005, as part of an employee offer, the Company granted 100,000 shares of restricted common stock at $0.05 per share. One third of the shares vested May 27, 2006. The remaining shares vest ratably each month over the subsequent two years. As of December 31, 2006, 58,336 shares remained unvested. See Note 4.

Series A Stock

During February 2005, the Company completed a private placement with a group of accredited investors for the sale of 2,596,500 shares of the Company’s Series A stock. The Series A Stock was priced at $0.555555 per share and the Company received proceeds of $1,442,500 less offering costs and expenses of $3,093 and $48,217 incurred during the years ended December 31, 2006 and 2005, respectively. The Company accounts for the Series A Stock as temporary equity (see Note 1) and the related offering costs as a reduction to the proceeds received.

The Company issued a total of 275,000 warrants to the Series A Stock investors on a pari passu basis to buy additional Series A Stock at $0.555555 per share. The warrants are not exercisable until March 16, 2007. Because the warrants were offered to Series A Stock investors at the same value as the Series A Stock, the warrants have no accounting value and are not reflected in the Company’s financial statements. As of December 31, 2006, all warrants remain outstanding. See Note 10.

The material terms of the Series A Stock are as follows:

Dividends. If declared by the Company’s board of directors, the holders of Series A Preferred Stock are entitled to receive per share dividends of $0.044444 per year (adjusted for stock splits, stock dividends and reclassifications), prior to the payment of any dividend on the Company’s common stock. The dividends are not cumulative. To date, the Company’s board of directors has not declared any dividends.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Stock an amount equal to $0.555555 per share (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends. Series A Stock is entitled to receive such distribution prior and in preference to the holders of common stock. If assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Redemption. Holders of Series A Stock may require the Company to redeem the shares no earlier than March 16, 2012 ("Redemption Date"), at a price of $0.555555 per share (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends (“Redemption Price”). The Redemption Price is payable by the Company in cash in 36 equal monthly installments within three years of the written redemption request.

Conversion Rights. All or any portion of the stated value of the Series A Stock outstanding may be converted into common stock at anytime by the investors. The initial fixed conversion price of the Series A Stock is $0.555555 per share ("Conversion Price"). The Conversion Price is subject to anti-dilution protection adjustments, on a full ratchet basis.

Automatic Conversion. Each share of Series A Stock shall automatically be converted into shares of Common Stock, at the conversion price in effect, immediately upon the earlier of (i) the closing of a firm underwritten public offering of shares of common stock of the Company which is not less than $3.00 per share and which results in gross proceeds to the Company of not less than $10,000,000, or (ii) the date upon which the corporation obtains a majority consent of the holders of the then outstanding shares of the Series A Stock.

Voting Rights. Holders of Series A Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Stock could be converted. Fractional shares, on an as-converted basis, shall be rounded to the nearest whole number.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Right of First Refusal. Subject to certain conditions, the Company has granted investors who hold at least 100,000 shares of Series A Stock (adjusted for stock splits, stock dividends and reclassifications) to participate on a pari passu basis in any subsequent financing that the Company conducts.

Registration Rights. Pursuant to the terms of a registration rights agreement (“RRA”) between the Series A Stock investors and the Company, the Company is obligated to file a registration statement on Form S-3 no earlier than (i) March 16, 2008 or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company. Although the Company must use its best efforts to file as soon as practical after receipt of the request of Series A Stock investors, there are no liquidated damages specified in the RRA associated with not filing a Form S-3.

Note 6 - Income Tax

For the years ended December 31, 2006 and 2005, income tax expense amounted to $800, representing the minimum California franchise taxes.

A reconciliation of income taxes at the statutory federal income tax rate to net income tax expense included in the accompanying statements of operations is as follows:

	Year Ended December 31,
	2006	2005
U.S. federal statutory rate (%)	(34.0)	(34.0)
State statutory rate, net of federal (%)	(5.8)	(5.8)
Other (%)	0.1	0.1
Change in valuation allowance (%)	39.7	39.7
Effective tax rate	-	-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$568,000	$248,000
Other, primarily accrued expenses	22,000	(2,000)
Total deferred tax assets	590,000	246,000
Less valuation allowance	(590,000)	(246,000)
	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $344,000 during the year ended December 31, 2006 and $216,000 during the year ended December 31, 2005.

As of December 31, 2006, the Company had net operating loss (“NOL”) carryforwards for federal and state income tax purposes of approximately $1,426,000. The federal NOL carryforwards expire in the years 2023 through 2026, and the state NOL carryforwards expire in the years 2013 through 2016.

Utilization of the Company's net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 7 - Commitments and Contingencies

Operating Leases

The Company is committed under a non-cancelable operating lease for its facility, which extends through April, 2007. Future minimum rental commitments as of December 31, 2006 are as follows:

Year Ending December 31,	Future Minimum Lease Payments
2007	$16,600
Thereafter	-
Total	$16,600

Subsequent to April 2007, the Company leases its facility under a month-to-month lease.

Rent expense was $49,800 for both the year ended December 31, 2006 and the year ended December 31, 2005.

Litigation, Claims and Assessments

The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Note 8 - Segment and Geographic Information

Segment Information

MacroPort operates in one segment, the design, development and commercialization of mobile media technology, as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”).

Geographic Information

During the years ended December 31, 2006 and 2005, all of MacroPort’s net sales were generated in the U.S., as determined by the final destination of the product.

As of December 31, 2006 and 2005, all of MacroPort’s identifiable assets were located in the U.S.

Note 9 - Employee Benefits

The Company has a defined contribution 401(k) plan for employees who are at least 21 years of age. Employees are eligible to participate in the 401(k) plan on their first day of employment at the Company. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation, but not in excess of the maximum amounts allowed under the Internal Revenue Code. The Company’s contributions to the plan are discretionary and no contributions were made by the Company for the years ended December 31, 2006 or 2005.

Note 10 - Subsequent Events

Stock Option Grant

On January 15, 2007, the Board of Directors approved the issuance of 50,000 options to purchase the Company’s common stock for one executive employee. Twenty five percent of the options vest on January 15, 2008. The remaining seventy five percent of the options vest ratably each month over the subsequent three years.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Acquisition of the Company

On June 6, 2007, the Company was acquired by Migo Software, Inc.

Cancellation of Series A Stock Warrants

As a result of the aforementioned change in control of MacroPort, all Series A Stock warrants (275,000) were cancelled.

EXHIBIT 99.3 - UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 6, 2007, Migo Software, Inc. (“Migo”) entered into an Agreement and Plan of Merger with MacroPort, Inc. (“MacroPort”) and certain of the principal stockholders of MacroPort under which MacroPort merged into a newly formed, wholly owned acquisition subsidiary of Migo. The accompanying unaudited pro forma condensed combined statements of operations for the periods ended December 31, 2006 and March 31, 2007 are set forth herein to give effect to the acquisition of MacroPort as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2006). The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2007 has been presented assuming the acquisition of MacroPort occurred on that date.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Migo's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on the respective dates indicated, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction the following:

•	Separate unaudited historical consolidated financial statements of Migo as of and for the three months ended March 31, 2007, included in Migo's quarterly report on Form 10-QSB;
•	Separate historical consolidated financial statements of Migo as of and for the year ended December 31, 2006, included in Migo's Annual Report on Form 10-KSB;
•
Separate unaudited historical financial statements of MacroPort as of and for the three months ended March 31, 2007 and 2006, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.1; and

•
Separate historical financial statements of MacroPort as of December 31, 2006 and 2005 and for each of the two years then ended, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.2.

Index to Unaudited Pro Forma Condensed Combined Financial Statements

Page

Pro Forma Condensed Combined Balance Sheet as of March 31, 2007 (unaudited)	F-2

Pro Forma Condensed Combined Statement of Operations for the three months ended
March 31, 2007 (unaudited)	F-3

Pro Forma Condensed Combined Statement of Operations for the year ended
December 31, 2006 (unaudited)	F-4

Notes to Pro Forma Condensed Combined Financial Statements (unaudited)	F-5

F-1

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2007
(unaudited)

			Pro Forma
	Historical		Adjustments		ProForma
	Migo	MacroPort	(Note 3)		Combined

ASSETS

Current assets:
Cash and cash equivalents	$1,029,197	$12,201	$(28,000)	(2)	$1,013,398
Short-term investments	1,387,518	-	-		1,387,518
Trade receivables	283,234	62,424	-		345,658
Inventories	122,942	2,061	-		125,003
Prepaid expenses and other current assets	14,959	4,125	-		19,084
Total current assets	2,837,850	80,811	(28,000)		2,890,661

Fixed assets, net	33,934	8,443	-		42,377

Intangible assets, net	4,001,155	-	1,930,000	(1)	5,931,155
Goodwill	1,396,864	-	1,670,072	(1)	3,066,936
Other assets	105,833	-	-		105,833

Total assets	$8,375,636	$89,254	$3,572,072		$12,036,962

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Trade payables and accrued expenses	$717,194	$126,700	$-		$843,894
Deferred revenue	1,510,000	-	-		1,510,000
Capitalized lease obligations	5,269	-			5,269
Accrued compensation expenses	169,161	34,626	-		203,787
Total current liabilities	2,401,624	161,326	-		2,562,950

Commitments and contingencies

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at March 31, 2007; liquidation value of $1,442,500 at March 31, 2007	-	1,391,190	(1,391,190)	(3)	-

Stockholders' equity( deficit):
Preferred stock	78	-	1,000	(1)	1,078
Common stock	9,372	450	750	(1)	10,122
			(450)	(3)
Additional paid-in capital	52,989,048	183,566	3,498,250	(1)	56,487,298
			(183,566)	(3)
Treasury stock	(386,400)	-	-		(386,400)
Accumulated deficit	(46,638,086)	(1,647,278)	1,647,278	(3)	(46,638,086)
Total stockholders' equity (deficit)	5,974,012	(1,463,262)	4,963,262		9,474,012
Total liabilities and stockholders’ equity (deficit)	$8,375,636	$89,254	$3,572,072		$12,036,962

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

F-2

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2007
(unaudited)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Migo	MacroPort	(Note 3)		Combined

Net sales	$712,512	$190,775	$-		$903,287

Cost of sales	355,619	69,056	40,000	(4)	464,675

Gross profit	356,893	121,719	(40,000)		438,612

Operating expenses:
Selling and marketing	595,348	50,475	-		645,823
General and administrative	997,798	28,897	16,214	(4)	1,042,909
Research and development	748,256	133,487	-		881,743
Total operating expenses	2,341,402	212,859	16,214		2,570,475

Operating loss	(1,984,509)	(91,140)	(56,214)		(2,131,863)

Interest income (expense), net	33,488	(264)	-		33,224

Net loss before income taxes	(1,951,021)	(91,404)	(56,214)		(2,098,639)
Provision for income taxes	-	-	-		-

Net loss	$(1,951,021)	$(91,404)	$(56,214)		$(2,098,639)
Net loss per common share - basic and diluted	$(0.02)	-	-		$(0.02)
Weighted average common shares outstanding - basic and diluted	93,727,800	-	7,500,000	(5)	101,227,800

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

F-3

MIGO SOFTWARE, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2006
(unaudited)

			Pro Forma
	Historical		Adjustments		Pro Forma
	Migo	MacroPort	(Note 3)		Combined

Net sales	$345,228	$527,354	$-		$872,582

Cost of sales	606,958	334,221	160,000	(4)	1,101,179

Gross profit (loss)	(261,730)	193,133	(160,000)		(228,597)

Operating expenses:
Selling and marketing	1,106,528	260,104	-		1,366,632
General and administrative	7,296,900	371,016	64,857		7,732,773
Research and development	1,914,997	506,272	-		2,421,269
Total operating expenses	10,318,425	1,137,392	64,857		11,520,674

Operating loss	(10,580,155)	(944,259)	(224,857)		(11,749,271)

Other income (expense)
Interest income (expense), net	257,772	22,620	-		280,392
Decrease in warrant liability	166,538	-			166,538
Other expense	(1,310,079)	-			(1,310,079)
Total other income (expense)	(885,769)	22,620			(863,149)
Net loss before income taxes	(11,465,924)	(921,639)	(224,857)		(12,612,420)
Provision for income taxes	800	800	-		1,600

Net loss	$(11,466,724)	$(922,439)	$(224,857)		$(12,614,020)
Net loss per common share - basic and diluted	$(0.18)	-	-		$(0.17)
Weighted average common shares outstanding - basic and diluted	65,502,826	-	7,500,000	(5)	73,002,826

F-4

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are based on the historical financial statements of Migo Software, Inc. (“Migo”) and MacroPort, Inc. (“MacroPort”), after giving effect to the merger of MacroPort into a newly formed, wholly-owned subsidiary of Migo on June 6, 2007.

The unaudited pro forma condensed combined balance sheet of Migo and MacroPort as of March 31, 2007 is presented as if the acquisition occurred on that date. The unaudited pro forma statements of operations described above are presented as if the acquisition occurred on January 1, 2006 and was carried forward through the periods presented.

The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management's best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Migo that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of any future consolidated results of operations or financial position of Migo. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	Separate unaudited historical consolidated financial statements of Migo as of and for the three months ended March 31, 2007, included in Migo's quarterly report on Form 10-QSB;
•	Separate historical consolidated financial statements of Migo as of and for the year ended December 31, 2006, included in Migo's Annual Report on Form 10-KSB;
•
Separate unaudited historical financial statements of MacroPort as of and for the three months ended March 31, 2007, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.1; and

•
Separate historical financial statements of MacroPort as of December 31, 2006 and 2005 and for each of the two years then ended, as required by “Item 9. Financial Statements and Exhibits” and filed as part of this Form 8-K/A as Exhibit 99.2.

Note 2 - MacroPort Acquisition

On June 6, 2007, Migo entered into an Agreement and Plan of Merger with MacroPort and certain of the principal stockholders of MacroPort under which MacroPort merged into a newly formed, wholly owned acquisition subsidiary of Migo. Prior to the acquisition, MacroPort was a privately owned provider of mobile content management software

In consideration for the acquisition, Migo issued 10,000,000 shares of its common stock and 2,500,000 shares of a newly authorized series of convertible preferred stock. The preferred stock would be automatically converted into common stock if the closing price for Migo’s stock is more than $0.45 per share for ten consecutive trading days more than 90 days after the closing date. The Migo common and stock (and the preferred stock on an if-converted basis) was valued using the average closing price of Migo common stock for the four days prior to the acquisition.

F-5

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

Up to an additional $3,000,000 of consideration may be paid depending on the revenues generated from the MacroPort products during the 12-month period following the closing. The additional consideration would be paid in cash or common stock at Migo’s option, except that no more than $1,000,000 may be paid in cash. If MacroPort revenues during the 12-month period do not meet a certain minimum amount, $1,000,000 of consideration is to be returned to Migo and a portion of the stock issued in the acquisition is subject to a Stock Pledge Agreement to secure the possible return of this consideration. In accordance with Statement of Financial Accounting Standards 141, Business Combinations, both the potential additional consideration and the potential return of consideration are considered to be contingent elements of the acquisition that are not recognized until the contingencies are resolved. Accordingly, $1,000,000 of common stock and preferred stock issued at the acquisition date has not been recognized in the allocation of the purchase price detailed below.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The following tables summarize the total consideration and the preliminary purchase price allocation as of June 6, 2007:

Total Consideration:
Common stock	$2,000,000
Preferred stock	2,500,000
4,500,000
Less contingent consideration	(1,000,000)
Plus transaction costs	28,000
Total purchase price	$3,528,000

Preliminary Purchase Price Allocation:
Net assets (liabilities)	$(186,000)
Existing product/unpatented technology	1,600,000
In-process technology	60,000
Customer relationships	230,000
Non-compete agreement	40,000
Goodwill, including assembled workforce	1,784,000
$3,528,000

The preliminary allocation of the purchase price is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management's best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm. The purchase price allocation is preliminary and has not been finalized as the transaction costs are estimated, and Migo management is reviewing the tax effects of the transaction to determine the amount, if any, of deferred tax liabilities that should be recorded. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved. The final valuation may change the allocations of the purchase price to the tangible and intangible assets and liabilities and could result in a change to the unaudited pro forma financial information presented.

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

F-6

MIGO SOFTWARE, INC.
NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

(1) To record the preliminary purchase price allocation, as per Note 2 above. The goodwill reflected in the purchase price allocation per Note 2 above has been adjusted to reflect MacroPort’s results of operations between March 31, 2007 and the acquisition date.

(2) To record the payment of acquisition costs.

(3) To eliminate the historical stockholders’ equity of MacroPort.

(4) To record amortization of intangible assets acquired, summarized as follows:

	Estimated	Original
	Useful Life	Asset	Amortization Expense
	(Yrs)	Amount	One Year	Three Months
Existing product/unpatented technology	10	$1,600,000	$160,000	$40,000
In-process technology	5	60,000	12,000	3,000
Customer relationships	7	230,000	32,857	8,214
Non-compete agreement	2	40,000	20,000	5,000
			$224,857	$56,214

(5) To record the shares issued as a result of the acquisition.

F-7

QUARTERLY REPORT

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB

(MARK ONE)

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
THE EXCHANGE ACT

For the transition period from ___ to ___

Commission file number: 333-5278-NY

Migo Software, Inc.

(Exact Name of small business issuer as Specified in Its Charter)

Delaware	94-3334052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

555 Twin Dolphin Drive, Suite 650 Redwood City, California 94065
(Address of Principal Executive Offices)

Issuer’s telephone number: (650) 232-2600

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 10, 2007, there were 105,055,613 shares of the issuer's common stock, $0.0001 par value per share ("Common Stock"), outstanding.

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☒

QUARTERLY REPORT

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

MIGO SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2007 (UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$446,667
Short-term investments	713,925
Accounts receivable, net of allowance for doubtful accounts of $10,000	520,001
Inventory	105,676
Other current assets	64,203
Total current assets	1,850,472
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $19,463	39,282
OTHER ASSETS:
Goodwill	3,180,967
Intangible assets, net of accumulated amortization of $1,940,709	5,661,628
Other assets	95,695
TOTAL ASSETS	$10,828,044

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$746,459
Accrued compensation	99,915
Deferred revenue	1,243,509
Capitalized lease obligations	4,452
Accrued liabilities	296,712
Total current liabilities	2,391,047
Commitments and contingencies
Stockholders' Equity:
Senior B Convertible Preferred stock, $.0001 par value; 12,500,000 shares authorized, 10,000,000 shares issued and outstanding; preference upon liquidation of $2,000,000	200
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 769,575 shares issued and outstanding; preference upon liquidation of $2,600,000	77
Common stock, $.0001 par value; 200,000,000 shares authorized; 102,484,342 shares issued and outstanding	10,248
Additional paid in capital in excess of par value	56,898,323
Treasury Stock	(386,400)
Accumulated Deficit	(48,085,451)
Total stockholders' equity	8,436,997
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,828,044

The accompanying notes are an integral part of these consolidated financial statements.

MIGO SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenues	$1,313,505	$26,387	$2,026,016	$67,616
Cost of Sales	392,912	148,757	748,004	304,801
Gross Profit	920,593	(122,370)	1,278,012	(237,185)

Operating Expenses
Research and development	791,462	425,488	1,539,718	785,541
Sales and marketing	750,294	279,031	1,345,369	541,421
General and administrative	822,879	1,333,667	1,820,681	2,557,868
Total operating expenses	2,364,635	2,038,186	4,705,768	3,884,830

Loss from operations	(1,444,042)	(2,160,556)	(3,427,756)	(4,122,015)

Other income (expense)
Interest (net)	16,420	55,267	49,908	119,179
Decrease in warrant liability	—	—	—	166,538
Other	(19,743)	110,501	(20,538)	(172,804)
Total other income (expense)	(3,323)	165,768	29,370	112,913

Loss Before Income Taxes	(1,447,365)	(1,994,788)	(3,398,386)	(4,009,102)
Provision for Income Taxes	—	—	—	—
Net Loss	(1,447,365)	(1,994,788)	(3,398,386)	(4,009,102)

Basic and Diluted net loss attributable to common shareholders per share	$(0.02)	$(0.03)	$(0.04)	$(0.07)

Weighted Average Shares Outstanding Basic and Diluted	95,849,727	66,034,389	94,794,625	61,171,629

The accompanying notes are an integral part of these consolidated financial statements.

MIGO SOFTWARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2007 and 2006 (Unaudited)

	Six Months Ended June 30,
	2007	2006

Cash Flows from Operating Activities:
Net loss	$(3,398,386)	$(4,009,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-downs	2,572	15,442
Depreciation and amortization	522,861	283,456
Amortization of deferred compensation	—	248,211
Remeasurement of warrants to fair value	—	(166,538)
Stock based compensation	307,612	1,040,867
Gain on Settlement	—	(683,971)
Changes in operating assets and liabilities:
Accounts receivable	(429,084)	10,481
Inventory	(39,236)	313
Other current assets	(23,835)	(1,422)
Other assets	39,305	—
Accounts payable	254,811	(268,466)
Accrued compensation	(135,168)	34,385
Deferred revenue	563,509	—
Accrued liabilities	(138,028)	116,378
Net cash used in operating activities	(2,473,067)	(3,379,966)

Cash Flows from Investing Activities:
Purchases of available-for-sale investments	—	(2,495,650)
Proceeds from sale of available-for-sale investments	2,440,869	—
Acquisition of MacroPort, Inc., net of cash acquired	(25,160)	—
Purchase of equipment	—	(5,514)
Net cash provided by (used in) investing activities	2,415,709	(2,501,164)

Cash Flows from Financing Activities:
Payment of equity financing costs	(150)	(414,952)
Proceeds from sale of common stock	250,000	3,975,000
Repayment of capitalized lease obligations	(1,607)	—
Repayment of line of credit obligations	(48,853)	—
Net cash provided by financing activities	199,390	3,560,048

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	142,032	(2,321,082)
CASH AND CASH EQUIVALANTS, Beginning of period	304,635	2,510,704
CASH AND CASH EQUIVALENTS, End of period	$446,667	$189,622

The accompanying notes are an integral part of these consolidated financial statements.

MIGO SOFTWARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2007 and 2006 (Unaudited)
(Continued)

	Six Months Ended June 30,
	2007	2006
Non-cash investing and financing activity:
Acquisition of MacroPort, Inc.	$3,500,000	—
Restricted stock issued	—	$65,000
Reclassification from temporary to permanent equity	—	8,715,214
Reclassification from warrant liability to permanent equity	—	5,130,926
Common Stock Purchase Warrant Issued to Placement Agent	—	246,970

Supplemental Disclosure of cash paid for :
Interest	—	—
Income Taxes	800	800

The accompanying notes are an integral part of these consolidated financial statements.

Migo Software, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
Quarter Ended June 30, 2007

1. INTERIM FINANCIAL DATA AND BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared by Migo Software, Inc. ("the Company") in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. These financial statements should be read in conjunction with the financial statements and notes related thereto, included in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

These results for the three and six month periods ended June 30, 2007 are not necessarily indicative of the results to be expected for other interim periods or the full fiscal year. The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Forward-Looking Statements

This Quarterly Report on Form 10-QSB contains forward-looking statements including, without limitation, statements concerning the future of the industry in which the Company operates, its product development plans, business strategy, financial estimates, continued acceptance of its products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as “may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of such terms or other comparable terminology. You should not place undue reliance on the forward-looking statements contained in this document. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Quarterly Report on Form 10-QSB and in the Company's other SEC filings. Forward-looking statements, particularly those concerning anticipated events relating to the development, marketing and customer acceptance of the Company's products and the timing or magnitude of those events, are inherently uncertain. The risk factors and other considerations noted in the Company's SEC filings could cause the Company's actual results to differ significantly from those contained in any forward-looking statements.

 2. SUMMARY OF SIGNIFICANT A CCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (''US GAAP"), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has limited sources of revenue, and has incurred significant losses from operations. These matters raise doubt about the Company's ability to continue as a going concern. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate sufficient revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Management estimates that the current funds available and on-hand along with expected revenues for 2007 will be adequate to fund operations throughout 2007.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MacroPort, Inc., PowerHouse Acquisition LLC and PowerHouse Studios, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates. Significant estimates include the valuation of acquired goodwill and intangible assets, and revenue recognition.

Cash and Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Inventory   - Inventory is valued at the lower of cost or market with cost determined under the first-in, first-out method. At June 30, 2007, inventory consisted primarily of packaging material and assembled boxes of retail software. The Company regularly evaluates its ability to realize the value of its software and hardware inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable salvage value or an inventory valuation reserve is established.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

Goodwill - Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired. Goodwill and certain other intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have definite lives are amortized over their useful lives. Goodwill and indefinite lived intangible assets are subject to impairment testing annually as of December 31, or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable, using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

Other Intangible Assets - Other intangible assets include software technology assets (acquired as part of the First Person Software acquisition in 2004) and intangible assets acquired from StompSoft and MacroPort. Intangible assets are stated at cost. Amortization of software technology assets is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of five years. Intangible assets acquired from StompSoft and MacroPort have weighted average useful lives of approximately 6.5 years and 9.3 years, respectively. Amortization of such StompSoft and MacroPort intangible assets is computed using the straight-line method over the following estimated useful lives:

Existing Product/Unpatented Technology	4 - 10 years
Trademarks/Trade Names	10 years
Customer Relationships	7 - 10 years
Non-Compete Agreement	2 years

Impairment of Long-Lived Assets - Property, equipment, intangible and certain other long-lived assets are depreciated or amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of an asset does not exceed the carrying amount of the asset.

Revenue Recognition - The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition , as amended, and Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition .

The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured.
Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

Product Revenue: Product revenue, including sales to retailers, resellers and distributors ("channel partners"), is recognized when the above criteria are met.

Shipping and Handling : In accordance with Emerging Issues Task Force ("EITF") Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, the Company recognizes amounts billed to customers for shipping and handling as revenue. Additionally, shipping and handling costs incurred by the Company are included in cost of goods sold.

OEM Software Licenses: The Company licenses software rights to manufacturers of products in related industries (for example, flash drives or other computer accessories) to include certain of its products with the manufacturer's product. The Company calls these combined products "OEM bundles". These OEM bundles generally require either the customer to pay an upfront nonrefundable fee, as in the case of Kingston Technology Company, or the Company receives a fee once the consumer uses the product and elects to purchase it over the Internet, such as the Company's agreement with Sandisk.

Bad Debt Reserves - The Company analyzes customer concentrations, customer credit-worthiness, current economic trends, and historical experience when evaluating the adequacy of the allowance for doubtful accounts. At June 30, 2007, management believed that all accounts receivable were collectible.

Advertising Costs - The Company generally expenses advertising costs as incurred. Cooperative advertising with the Company's channel partners is accrued when revenue is recognized and such amounts are included in marketing and sales expense if there is a separate identifiable benefit for which the Company can reasonably estimate the fair value of the benefit identified. Otherwise, they are recognized as a reduction of net revenue. The Company then reimburses the channel partner when qualifying claims are submitted.

Software Development Costs - Research and development costs, which consist primarily of software development costs, are expensed as incurred, and totaled $791,462 and $425,488 for the three months ending June 30, 2007 and 2006, respectively. SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed , provides for the capitalization of certain software development costs incurred after technological feasibility of the software is established or for development costs that have alternative future uses. Under the Company's current practice of developing new products, the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model. The software development costs that have been capitalized to date have been insignificant.

Basic and Diluted Loss Per Share - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 128, Earnings Per Share , the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all periods presented, there is no difference between basic and diluted loss per share of common stock. Potential shares of common stock to be issued upon the exercise of all stock options and warrants amounted to 49,343,886 shares as of June 30, 2007.

Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders' equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for each of the periods presented equals net loss.

Stock-Based Compensation - In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees , and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the three months ended June 30, 2007 and 2006, the Company recorded $160,500 and $546,733 respectively, of compensation expense related to the granting of stock options to employees. For the six months ended June 30, 2007 and 2006, the Company recorded $307,612 and $1,040,867 respectively, of compensation expense related to the granting of stock options to employees.

 Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their maturities.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. The Company's product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times, cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk with respect to its cash balances.

Financial Instruments - The Company's financial instruments consist primarily of cash and cash equivalents and auction rate securities. These balances, as presented in the consolidated financial statements at June 30, 2007, approximate their fair value.

Short-term Investments - The Company's short-term investments consist primarily of Auction Rate Securities, or ARS, which represent funds available for current operations. In accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, these short-term investments are classified as available-for-sale and are carried at cost or par value, which approximates the fair market value. These securities have stated maturities beyond three months but are priced and traded as short-term instruments.

Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.

Recently Issued Accounting Pronouncements In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets. Specifically, SFAS No. 155 amends SFAS No. 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided the whole instrument is accounted for on a fair value basis. Additionally, SFAS No. 155 amends SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with early application allowed. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return.

The Company adopted the provisions of FIN 48 as of January 1, 2007. As of the date of adoption, the Company had no unrecognized income tax benefits. Accordingly, the annual effective tax rate will not be affected by the adoption of FIN 48. Unrecognized tax benefits are not expected to increase or decrease within the next 12 months as a result of the anticipated lapse of any applicable statute of limitations. Interest and penalties related to unrecognized income tax benefits will be accrued as interest expense and operating expense, respectively. The Company has not accrued interest or penalties as of the date of adoption because they are not applicable.

Due to the Company's history of losses, the effective tax rate for each of the three months and six month periods ended June 30, 2007 and 2006 was 0.0%. The provision for income taxes for all periods presented is primarily attributable to the cumulative tax net operating losses that the Company has generated in the current and prior years for which a valuation allowance has been established under the rules of FASB 109.

The Company may be audited by applicable federal and state taxing authorities in the following income tax jurisdictions in which the Company previously filed or expects to file income tax returns for the years indicated:

Jurisdiction	Tax Years

Federal	2003 - 2006
California	2002 - 2006

However, because the Company had net operating losses and credits carried forward for federal and California taxes, certain items attributable to closed tax years are still subject to adjustment by applicable taxing authorities through an adjustment to tax attributes carried forward to open years.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ( SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; however, the standard will impact how other fair value based GAAP is applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years with early adoption encouraged. The Company is currently assessing the impact this statement will have on its financial statements and results of operations.

3. MACROPORT ACQUISITION

On June 6, 2007, the Company entered into an Agreement and Plan of Merger with MacroPort, Inc. (“MacroPort”) and certain of the principal stockholders of MacroPort under which on June 6, 2007 MacroPort merged into a newly formed, wholly owned acquisition subsidiary of the Company. Prior to the acquisition, MacroPort was a privately owned provider of mobile content management software.

In consideration for the acquisition, the Company issued 7,500,000 shares of its common stock and 10,000,000 shares of a newly authorized Series B Senior Convertible Preferred Stock. The preferred stock would be automatically converted into 12,500,000 shares of common stock if the closing price for the Company’s stock is more than $0.45 per share for ten consecutive trading days more than 90 days after the closing date. The Company’s common and stock (and the preferred stock on an if-converted basis) was valued using the average closing price of the Company’s common stock for the four days prior to the acquisition.

Up to an additional $3,000,000 of consideration may be paid depending on the revenues generated from the MacroPort products during the 12-month period following the closing. The additional consideration would be paid in cash or common stock at the Company’s option, except that no more than $1,000,000 may be paid in cash. If MacroPort revenues during the 12-month period do not meet a certain minimum amount, $1,000,000 of consideration is to be returned to the Company, and a portion of the stock issued in the acquisition is subject to a Stock Pledge Agreement to secure the possible return of this consideration. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, both the potential additional consideration and the potential return of consideration are considered to be contingent elements of the acquisition that are not recognized until the contingencies are resolved. Accordingly, $1,000,000 of common stock and preferred stock issued at the acquisition date has not been recognized in the allocation of the purchase price detailed below.

The acquisition was accounted for under the purchase method of accounting in accordance withUS GAAP. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The following tables summarize the total consideration and the preliminary purchase price allocation as of June 6, 2007:

Total Consideration:
Common stock	$2,000,000
Preferred stock	2,500,000
4,500,000
Less contingent consideration	(1,000,000)
Transaction costs	28,000
Total purchase price	$3,528,000

Preliminary Purchase Price Allocation:
Net Assets (Liabilities)	$(186,000)
Existing Product/Unpatented Technology	1,600,000
In-Process Technology	60,000
Customer Relationships	230,000
Non-Compete Agreement	40,000
Goodwill, including assembled workforce	1,784,000
$3,528,000

The pro forma unaudited results of operations, assuming that the MacroPort acquisition occurred as of January 1, 2006, are as follows for the three and six months ended June 30, 2007 and 2006:

	Three Months ended 06/30/2007	Three Months ended 06/30/2006
Revenues	$1,391,188	$159,507
Net Loss	$(1,598,769)	$(2,266,932)
Net Loss Attributable to Holders of Common Shares	$(1,598,769)	$(2,266,932)
Basic and Diluted Net Loss Attributable to Common Stockholders per Share	$(0.02)	$(0.03)
Weighted Average Shares Outstanding, Basic and Diluted	101,371,705	73,534,389

	Six Months ended 06/30/2007	Six Months ended 06/30/2006
Revenues	$2,294,474	$316,355
Net Loss	$(3,697,407)	$(4,529,775)
Net Loss Attributable to Holders of Common Shares	$(3,697,407)	$(4,529,775)
Basic and Diluted Net Loss Attributable to Common Stockholders per Share	$(0.04)	$(0.07)
Weighted Average Shares Outstanding, Basic and Diluted	101,300,150	68,671,629

The unaudited pro forma results of operations above are not intended to represent or be indicative of operations of the Company that would have been reported had the MacroPort acquisition been completed as of the beginning of the periods presented, and should not be taken as representative of any future consolidated results of operations of the Company. The unaudited pro forma results of operations do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined operations.

The preliminary allocation of the purchase price is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management's best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by the Company’s management with the assistance of a third-party valuation firm. The purchase price allocation is preliminary and has not been finalized as the transaction costs are estimated, and the Company’s management is reviewing the tax effects of the transaction to determine the amount, if any, of deferred tax liabilities that should be recorded. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved. The final valuation may change the allocations of the purchase price to the tangible and intangible assets and liabilities.

4. Debt

The Company had no debt outstanding as of June 30, 2007.

5. Accrued liabilities

At June 30, 2007, accrued liabilities consist principally of bonuses and royalties payable.

6. Intangible assets

Other intangible assets, which resulted from the June 2007 acquisition of MacroPort , the December 2006 StompSoft acquisition, and the First Person acquisition completed in June 2004, consist of the following as of June 30, 2007:
	Cost	Accumulated Amortization	Net

Software technology assets	$2,822,337	$1,701,971	$1,120,366
Existing Product/Unpatented Technology	2,560,000	126,833	2,433,167
Trademarks/Trade Names	700,000	35,000	665,000
Customer Relationships	1,430,000	62,738	1,367,262
Non-Compete Agreement	90,000	14,167	75,833
	$7,602,337	$1,940,709	$5,661,628

Amortization expense related to other intangible assets amounted to $269,527 and $140,789 for the three months ended June 30, 2007 and 2006, respectively. Amortization expense related to other intangible assets amounted to $518,793 and $280,056 for the six months ended June 30, 2007 and 2006, respectively.

7. Related Party Transactions

None

8. Equity transactions

On September 5, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement with Kingston Technology Group. Kingston paid $150,000 for the purchase of 468,750 shares of the Company's common stock and warrants to purchase up to 950,000 shares of its common stock. The warrants are exercisable at $0.23 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise.

On May 31 2007, the Company signed an Amendment to the License Agreement and a second Common Stock and Warrant Purchase Agreement with Kingston. Under the Common Stock and Warrant Purchase Agreement, Kingston paid $250,000 for the purchase of 1,250,000 shares of the Company’s common stock and warrants to purchase up to 250,000 shares of its common stock. The warrants are exercisable at $0.23 per share, expire in June 2012, unless theretofore exercised and permit cashless exercise.

9. Commitments and Contingencies

Litigation

On December 20, 2005, two former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. The claimants were employed by the Company as part of the 2004 acquisition of First Person Software, Inc.  In October 2006, the arbitrator ruled in favor of the plaintiffs. The Company accrued a $424,000 liability as a result of this matter for the year ended December 31, 2006, and as of August 2, 2007 has fully satisfied this liability.

The Company is not aware of any additional pending litigation as of August 14, 2007.

10. Subsequent Event

On August 10, 2007, the Company entered into a loan agreement with VenCore Solutions LLC under which VenCore will loan the Company up to $2,000,000. Of the total loan amount, $1,000,000 has been advanced at the time of the closing of the transaction, and the remaining $1,000,000 may be advanced, at the Company’s option, if the Company achieves certain minimum revenues from certain customers during the quarter ending September 30, 2007. The loan bears interest at 15% per annum, is repayable in monthly installments over three years and is secured by all of the Company's assets. In connection with the first tranche of the loan, the Company has granted to VenCore five-year warrants to purchase up to 812,500 shares of the Company's common stock at an exercise price of $.21 per share.  Warrants for up to an additional 406,000 shares are to be granted for subsequent advances under the facility.

Item 2. Management's Discussion and Analysis or Plan of Operation.

Migo Software, Inc. develops a wide range of content mobility software for consumers. Our goal is to provide Migo users with access to all their digital content, from any device, from anywhere, anytime. To accomplish this, we have developed and/or acquired a suite of software products that are easy to use, secure and are designed to improve the way information is personalized, secured, carried and accessed. We continually seek to improve our software, and we are spending substantial resources to develop enhanced versions that address our customer’s needs.

Our original flagship product, MigoSync®, allows users to transform their flash drive, iPod®, PSP®, SecureDigital® (SD) memory card or mobile phone into a private, “portable PC” by synchronizing PC based Office documents, Emails, multimedia content, desktop “look and feel” and more. Users can simply connect their Migo-synchronized devices to any "guest" computer and be able to access their own data and work with it as if they were using their own PCs. When the user leaves a “guest” computer, Migo leaves no trace of the user's activities behind, ensuring that their data is safe and secure. When users return to their "home" computer, MigoSync automatically synchronizes the latest updates and changes back to the "home" computer. MigoSync unties people from their computers by allowing them to carry their digital lives with them wherever they go. MigoSync is compatible with Microsoft® Windows 2000, XP, and Vista TM Operating Systems.

In September 2006, we entered into an OEM partnership relationship with Kingston Technology Corporation, granting Kingston a global license to install our software on their line of flash memory products through December 2007. In December 2006, we acquired all the software titles of StompSoft, Inc., adding a wide assortment of related consumer oriented software to our product line. In June 2007, we acquired MacroPort, Inc. a company that had developed several software products addressing the needs of mobile phone manufacturers and other users of Secure Digital® (SD) memory cards. As a direct result of the MacroPort acquisition, in June 2007, Kingston signed an amendment to the global license, allowing Kingston to incorporate the MacroPort technology on their flash memory and Secure Digital® (SD) Cards through December 2008. Going forward, we are seeking additional acquisition and partnership opportunities to expand our product line and user base, worldwide.

Our Current Software Product Line

Migo products solve a number of common, significant problems for computer users, and offer a variety of management tools that give users control over the way their data is stored, accessed and managed. Our current categories of software include:

Software for Mobile Phones and Removable Memory

•
Media Play-Today there are over 150 different mobile phone screen sizes capable of playing video. Additionally, because there are also different operating systems, video codecs, screen sizes and processor capabilities running on cell phones, it is extremely difficult to distribute video content, such as movies and instructional videos, to a wide range of phones. Migo’s Media Play software solves this problem for handset manufacturers, network operators and content producers.

•
Universal Loader -Once content has been created, consumers often face multiple challenges making it easily play on their mobile phones. For example, consumers using a newly purchased phone must navigate through a long list of menus before launching a video, which can be very challenging. Migo’s patent pending Universal Loader solves these issues and creates a compelling user experience by auto launching and installing software in a truly “plug and play” manner.

•
PhotoPlay-Migo’s patent pending PhotoPlay technology solves the problem of copying images and video from your mobile phone, digital camera of flash memory, to your PC and uploading those files to a remote server (such as a retail photo finisher). PhotoPlay can be distributed on removable memory, downloaded from the Internet or bundled with PCs and other peripherals such as card readers. To date, we have signed a revenue sharing agreement with Shutterfly to deploy the PhotoPlay software.

Software for Sync & Mobility

•
MigoSync  - Provides a very easy means for users to take their unique, personal data with them, without the need to bring along their laptop or link back to their office machine. MigoSync allows users to easily synchronize their emails (Microsoft® Outlook®, Outlook Express, Mozilla Thunderbird, and IBM Lotus Notes), web browser bookmarks and favorites (Microsoft Internet Explorer, Mozilla Firefox), Multimedia (photos, videos, music), Office documents (Microsoft PowerPoint, Excel, Word, etc) and/or various other files to a portable storage device, and then access their personal data on any other Windows-based, "guest" computer. MigoSync® is designed so that once it has been disconnected from a "guest" computer; no trace of the user's synced data will be left behind on the "guest" computer.

Software for Back-up & Recovery

•	Digital Backup - Hassle-free and automated backup and recovery solution that allows users to archive their multimedia and office files to local or networked storage devices as well as online.

•
Digital Rescue  - A powerful utility for quickly and easily recovering multimedia, office or email files that have been accidentally deleted from the computer, USB flash drive, or SecureDitgital® (SD) memory card.

Software for Security and Privacy

•	Digital Shedder - Easily and securely wipes away confidential files, system history, deleted emails and the like to maintain a user's digital privacy.

•	DriveWasher - Wipes an entire hard drive clean of sensitive data to help prevent identity theft and protect privacy.

•	Easy PC Transfer - Simply and safely transfers contents of one PC to another.

 Software for PC Optimization

•
Registry Repair - Fixes some of the most vexing computer problems experienced by users, including system lock-ups and freezes. Includes a startup optimizer feature that allows the user to disable unnecessary programs that run each time they boot up their Windows PC, making the startup process much faster.

Market Channels

To market our software, we currently have four major distribution channels; OEM partnerships, Smart Phone & SD Card Users, Major Retailers, and various e-commerce enabled websites. Below is a partial list of our customers in each marketing channel:

OEM Agreements	Smart Phone\SD Cards	Major Retailers	E Commerce\Web Sites
Kingston Technology	Motorola	Fry's Electronics	www.migosoftware.com
SanDisk Corporation	Nokia	CompUSA	www.stompsoft.com
Memorex	Palm	Sam's Club	www.download.com
Edge Tech	Microsoft	Office Depot	www.U3.com
		Micro Center	www.migosoftware.jp
		Target	www.hp.com
Circuit City

We have also entered into distribution and reseller agreements to sell our products in Japan and are seeking other resellers outside the United States.

Future R&D Efforts

Our products are designed to make the computing experience easy, safe, and more adaptable to a user's needs. Our ongoing research and development continue to focus on increasing the scope of our product set, and the range of applications to which they can be applied. Our research and development expenses totaled $791,462 for the three months ended June 30, 2007 compared with $425,488 for the three months ended June 30, 2006, as we continued to invest heavily to create new versions of our software.

Agreements with Kingston Technology

On September 5, 2006, we entered into a License Agreement and a Common Stock and Warrant Purchase Agreement with Kingston Technology Corporation ("Kingston"). Under the License Agreement, Kingston agreed to pay us $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The initial payment of $850,000 was received in September, 2006 and was recorded as deferred revenue at September 30, 2006, and is being amortized quarterly through December 31, 2007, and the second payment of $1,000,000 was received in March 2007, and is being amortized quarterly from April 1, 2007 through December 31, 2007.

Under the Common Stock and Warrant Purchase Agreement, Kingston paid $150,000 for the purchase of 468,750 shares of our common stock and warrants to purchase up to 950,000 shares of our common stock. The warrants are exercisable at $0.23 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise.

On May 31, 2007, we signed an Amendment to the License Agreement and a second Common Stock and Warrant Purchase Agreement with Kingston. Under the Amended License Agreement, Kingston agreed to pay us $250,000 for global marketing and distribution rights to load currently available and future product releases of MacroPort’s software on Kingston's SD and mini SD Card products through December 2008. The license fee was paid upon signing the agreement, and was recorded as deferred revenue in June 2007, and is being amortized quarterly through December 31, 2008.

Under the Common Stock and Warrant Purchase Agreement signed in May 2007, Kingston paid $250,000 for the purchase of 1,250,000 shares of our common stock and warrants to purchase up to 250,000 shares of our common stock. The warrants are exercisable at $0.23 per share, expire in June 2012, unless theretofore exercised and permit cashless exercise.

Financial Results, Liquidity and Management's Plan (Unaudited)

Three months ended June 30, 2007 and 2006

We reported revenues of $1,313,505 for the three months ended June 30, 2007 and revenues of $26,387 for the corresponding period ended June 30, 2006. The growth in revenues reflected several factors, including increased licensing revenues from OEM partners Kingston Technology and Memorex, sales of our software titles via major retailers, such as Fry’s Electronics, and sales via our on-line webstore. During the quarter ended June 30, 2006, sales were primarily of our software packaged through M-Systems, as well as limited online downloads.

Our costs associated with the sale of products for the three month period ended June 30, 2007 were $392,912 and consisted of expenses related to fees for customer downloads of our software, as well as packaging and shipping costs, and amortization of software technology of $254,812. For the period ended June 30, 2006, we incurred costs associated with the sale of our products of $148,757 of which $140,789 was for amortization of software technology.

Research and development expenses totaled $791,462 for the three months ended June 30, 2007, up from $425,488 in the corresponding period in 2006, due primarily to our decision to increase expenditures to develop new products and features. Sales and marketing expenses increased to $750,294 for the three months ended June 30, 2007 from $279,031 in the three month period ended June 30, 2006 due to the growth of our sales force. These increases were partially offset by decreased general and administrative costs which declined to $822,879 for the period ended June 30, 2007 from $1,333,667 due to a variety of cost containment measures as well as lower stock based compensation expense related to stock options.

Six months ended June 30, 2007 and 2006

We reported revenues of $2,026,016 for the six months ended June 30, 2007 and revenues of $67,616 for the corresponding period ended June 30, 2006. The growth in revenues reflected several factors, including licensing revenues from Kingston Technology Group and Memorex, sales of our software titles via major retailers and sales via our on-line webstore. Except for sales of  our software packaged through M-Systems these other channels were not generally available to us during the six months ended Junde 30, 2006.

Our costs associated with the sale of products for the six month period ended June 30, 2007 were $748,004 and consisted of expenses related to fees for customer downloads of our software, as well as packaging and shipping costs, and amortization of software technology of $394,079. For the period ended June 30, 2006, we incurred costs associated with the sale of our products of $304,801, of which $280,056 was for amortization of software technology.

Research and development expenses totaled $1,539,718 for the six months ended June 30, 2007, up from $785,541 in the corresponding period in 2006, due primarily to our decision to increase expenditures to develop new products and features. Sales and marketing expenses increased to $1,345,369 for the six months ended June 30, 2007 from $541,421 in the period ended June 30, 2006 due to the growth of our sales force. These increases were partially offset by decreased general and administrative costs which declined to $1,820,681 for the period ended June 30, 2007 from $2,557,868 due to a variety of cost containment measures as well as lower stock based compensation expense related to stock options.

Liquidity and Capital Resources

At June 30, 2007, we had a working capital (deficit) of $(540,575), which included deferred revenue of $1,243,509. For the six months ended June 30, 2007, net cash used in operating activities was $2,473,067 consisting of a net loss of $3,398,386, offset by non-cash charges of $925,319.

On August 10, 2007, we entered into a loan agreement with VenCore Solutions, LLC under which VenCore will loan to us up to $2,000,000. Of the total loan amount, $1,000,000 has been advanced at the time of the closing of the transaction and the remaining $1,000,000 may be advanced, at our option, if we achieve certain minimum revenues from certain customers during the quarter ending September 30, 2007. The loan bears interest at 15% per annum, is repayable in monthly installments over three years and is secured by all of our assets. In connection with the first tranche of the loan, we have granted to VenCore five-year warrants to purchase up to 812,500 shares of our common stock at an exercise price of $.21 per share. Warrants for up to an additional 406,000 shares are to be granted for subsequent advances under the facility.

Recent and Expected Losses

From inception, we have never been profitable and have sustained substantial net losses from operations. There can be no assurance that we will ever generate positive revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the three months ended June 30, 2007 and 2006, we incurred net pre-tax losses of $1,447,365 and $1,994,788, respectively.

Satisfaction of Current and Future Capital Requirements

No assurance can be given that we will be able to obtain the additional financing we require to continue normal operations. We cannot provide assurances that we will be able to develop our business to the point of generating net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, we would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. We cannot assure that such measures, if implemented, would be sufficient to offset all of our operating expenses. If any capital subsequently raised from the sale of securities is not sufficient to fund the balance of our operating expenses after implementing certain cost-cutting measures, we could be forced to discontinue certain operations or may be unable to continue as a going concern.

Any further issuances of any additional equity securities to raise capital may be on terms that are detrimental to existing stockholders. In order to meet our capital requirements, we may continue to offer equity securities for sale, and existing stockholders will experience additional dilution. Any new equity securities issued may have rights, preferences or privileges senior to those of holders of existing equity securities.

Item 3. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, under the supervision and with the participation of our management, including our chief executive officer ("CEO") and chief financial officer ("CFO"), we evaluated the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act").  Based on this evaluation, our management, including our CEO and CFO, has concluded that our disclosure controls and procedures are designed, and are effective to give reasonable assurance that the information we are required to disclose is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Based upon this evaluation, the CEO and CFO concluded that our disclosure controls and procedures are effective in providing reasonable assurance that information required to be disclosed in our reports filed with or submitted to the SEC under the Exchange Act is accumulated and communicated to management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our quarter ended June 30, 2007, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
Item 1. Legal Proceedings

On December 20, 2005, two former employees of ours made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. The claimants were employed by us as part of the 2004 acquisition of First Person Software, Inc.  In October 2006, the arbitrator ruled in favor of the plaintiffs. We accrued a $424,000 liability as a result of this matter for the year ended December 31, 2006, and we fully satisfied this liability as of August 2, 2007.

We are not aware of any additional pending litigation as of August 14, 2007.

Item 2.

Unregistered Sales of Equity Securities and Use of Proceeds

Under a Common Stock and Warrant Purchase Agreement dated as of May 31, 2007, Kingston Technology Corporation paid $250,000 for the purchase of 1,250,000 shares of the our common stock, and warrants to purchase up to 250,000 shares of our common stock.  The warrants are exercisable at $0.23 per share, expire in June 2012, unless theretofore exercised and permit cashless exercise.

The proceeds of the sale of securities will be used for working capital and general corporate purposes.  We relied on Section 4(2) of the Securities Act, as the basis for an exemption from registering the sale of these shares of common stock and warrants under the Securities Act.

Item 3. Defaults Upon Senior Securities
None.

Item 4. Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders on June 20, 2007. The following matters were considered and voted upon at the Annual Meeting:

•	the election of four persons to serve as the Board of Directors for a one-year term

•
the approval of an amendment to our Amended and Restated Certificate of Incorporation that will allow our Board of Directors to effect a reverse stock split of our common stock, , and to grant our Board of Directors the authority, in its sole discretion, (i) to set the ratio for the reverse stock split at up to one-for-fifteen, or (ii) not to complete the reverse stock split;

•
the approval of amendments to our 2004 Omnibus Stock Incentive Plan (the “Option Plan”) to: (i) increase the maximum aggregate number of shares of common stock available for issuance thereunder from 20,000,000 to 30,000,000 shares and to reserve an additional 10,000,000 shares of our common stock for issuance in connection with awards granted or to be granted under the Option Plan.

 The election of the slate of Directors and the adoption of the other matters were approved. The entire Board of Directors was elected at the meeting. The votes on the matters presented to our Stockholders were as follows:

Director	Votes For	Votes Withheld
Kent Heyman	54,860,121	38,301
Mel Lavitt	54,853,881	44,541
Alex Mashinsky	54,853,881	44,541
Timothy Wallace	54,879,784	18,638

Approval of an amendment to our Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
53,040,798	1,819,765	37,859	0

Approval of proposed amendments to our stock option plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
53,027,260	1,857,308	13,854	0

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit	Description Number

3 .1
Amended and Restated Certificate of Incorporation, hereby incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.

3.2	Bylaws, hereby incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-KSB filed with the Commission on July 14, 2004.

3.3	Text of amended provision of the Company's Bylaws, hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 27, 2005.

3.4
Certificate of Designations, Preferences and Rights of the Series B Senior Convertible Preferred Stock, hereby  incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on June 12, 2007.

10.1	Agreement and Plan of Merger dated as of June 6, 2007 between the Company, MacroPort, Inc. and certain stockholders of MacroPort, Inc.

10.2	Registration Rights Agreement dated as of June 6, 2007 between the Company and the stockholders of MacroPort, Inc.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Migo Software, Inc.

Date: August14, 2007	By:	/s/ Kent Heyman
Kent Heyman
Chief Executive Officer (Principal Executive Officer)

Date: August14, 2007	By:	/s/ Richard Liebman
Richard Liebman
Chief Financial Officer (Principal Financial and Accounting Officer)